Exhibit 10.2
EXHIBIT A
NON-DISCLOSURE AND RESTRICTIVE COVENANT AGREEMENT
This Agreement (“Agreement”) is dated as of December 18, 2025 (the “Signing Date”) by and between Burke & Herbert Bank & Trust Company, a Virginia community bank (the “Bank”), and Carl Lundblad (“Employee”). This Agreement collectively refers to the Bank and Employee as the “Parties,” and separately may refer to any one of the Parties as a “Party.”
RECITALS
WHEREAS, on the Signing Date, the Bank’s holding company, Burke & Herbert Financial Services Corp. (the “Company”) and LINKBANCORP, Inc., a Pennsylvania corporation (“LNKB”) entered into an agreement and plan of merger (the “Merger Agreement”) under which LNKB will merge with and into the Company, with the Company being the surviving corporation;
WHEREAS, Employee is presently the President of LNKB;
WHEREAS, based on Employee’s position as a key executive officer of LNKB and as a material inducement for the Company to enter into the Merger Agreement, Employee and the Bank have agreed that upon the consummation of the Merger, Employee shall become an employee of the Bank under the terms and conditions set forth in that certain employment agreement dated as of the Signing Date (the “Employment Agreement”);
WHEREAS, in consideration of the payments and benefits provided under the Employment Agreement and as an inducement for the Bank to enter into the Employment Agreement, Employee has agreed to become a Party to this Agreement, which contains certain obligations and restrictive covenants, and to comply herewith;
WHEREAS, as a result of Employee’s prior employment with LNKB and continuing employment with the Bank, Employee has had and will continue to have access to non-public information about the Bank, the Bank’s customers, and the Company, and will receive training and information about the Bank’s and the Company’s methods of operation, which render the restrictive covenants necessary for the protection of the Bank and the Company; and
WHEREAS, any capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Employment Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Bank and Employee hereby agree as follows:
1.Confidentiality. As an employee of LNKB prior to the Merger and a continuing employee of the Bank following the Merger, Employee has had and will continue to have access to and may participate in the origination of non-public, proprietary and confidential information relating to the Bank, the Company, and any of their respective subsidiaries (collectively, the “Bank Entities”), and Employee acknowledges a fiduciary duty owed to the Bank Entities not to disclose impermissibly any such information. Confidential information may include, but is not limited to, trade secrets, customer lists and information, internal corporate planning, methods of marketing and operation, and other data or information of or concerning the Bank Entities or their customers that is not generally known to the public or generally in the banking industry. In exchange for the benefits promised in the Employment Agreement and other valuable consideration, Employee agrees that during employment and for a period of five (5) years following the cessation of employment, Employee will not use or disclose to any third party any such confidential information, either directly or indirectly, except as may be authorized in writing specifically by the Bank; provided, however that to the extent the information covered by this Section 1 is otherwise protected by the law, such as “trade secrets,” as defined by the Defend Trade Secrets Act, Virginia Uniform Trade Secrets Act, or other applicable law, or customer information protected by banking privacy laws, that information shall not be disclosed or used for however long the legal protections applicable to such information remain in effect. In addition, confidential information under this Agreement shall not include any information which (i) is, or becomes, part of the public domain through no action or fault of Employee; or (ii) at the time of disclosure is already in the possession of Employee, provided that such prior possession was not furnished by a source prohibited from disclosing such information.
Notwithstanding the foregoing, nothing in this Agreement is intended to prohibit Employee from performing any duty or obligation that shall arise as a matter of law or limit Employee’s right to communicate with any government agency. Employee shall continue to be under a duty to truthfully respond to any legal and valid subpoena or other legal process. In the event Employee is requested to disclose confidential information by subpoena or other legal process or lawful exercise of authority, Employee shall promptly provide the Bank with notice of the same and cooperate with the Bank in the Bank’s effort, at its sole expense, to avoid disclosure. Moreover, nothing herein is intended to and shall not in any way proscribe or limit Employee’s right and ability to volunteer information to any federal, state, or local agency or governmental or regulatory authority.
Federal law provides certain protections to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances. Specifically, federal law provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret under either of the following conditions:
(i)    Where the disclosure is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or
(ii)    Where the disclosure is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
Federal law also provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.
Nothing in this Agreement has the purpose or effect of prohibiting Employee from disclosing or discussing the facts relating to any claim of sexual assault or sexual harassment, as defined under federal or Virginia law, including sections 18.2-61, 18.2-67.1, 18.2-67.3, 18.2-67.4, or 30-129.4 of the Code of Virginia, or any settlements pertaining thereto.
2.Permitted Whistleblower Activity. Notwithstanding anything herein to the contrary, nothing in Section 1, Section 3 or any other provision of this Agreement shall (x) prohibit Employee from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934, as amended, or Section 806 of the Sarbanes-Oxley Act of 2002, or of any other whistleblower protection provisions of federal law or regulation, or (y) require prior authorization or approval by any of the Bank Entities or notification to any of the Bank Entities of any such report. Nothing in this Agreement shall prohibit Employee from collecting a reward from a governmental agency or entity in connection with any such report.
3.Non-Disparagement. Subject to Section 2 above, Employee agrees not to disparage or defame in any manner, whether directly or indirectly, the Bank Entities or their officers, directors, owners, representatives, employees, products or services.
4.Non-Competition. Employee agrees that Employee will not, directly or indirectly, engage in Competition for a period of eighteen (18) months after Employee’s employment with the Bank Entities ceases for any reason. For purposes hereof, “Competition” means Employee’s owning, managing or controlling, or participating in the ownership, management or control, or performing duties that are the same as or substantially similar to those duties performed by Employee for the Bank Entities during the last twelve (12) months of Employee’s employment, as an officer, a director, an employee, a partner, or in any other capacity, if such ownership, management or control, or the participation therein, or the performance of such duties, is of or are performed for a bank, a bank holding company or other financial institution that provides products or services that are the same as or substantially similar to, and competitive with, any of the products or services provided by the Bank Entities as of the date Employee’s employment ceases. The restrictions set forth in this Section 4 shall apply only (i) within a fifty (50) mile radius of the headquarters of the Company and within a 50-mile radius of the headquarters of the Bank, as both locations exist at the time Employee’s employment ceases and (ii) within a fifty (50) mile radius of 1250 Camp Hill Byp Suite 202, Camp Hill, PA 17011, which is the address of the headquarters of LNKB as of the Signing Date (or within fifty (50) miles of any Virginia or Pennsylvania headquarters of a successor if such exists at the time employment ceases). Nothing herein shall prohibit Employee from owning securities (debt or equity) in a publicly traded company, including competitors of the Bank Entities, if such ownership constitutes five percent (5%) or less of the aggregate principal amount of such securities issued and outstanding.
5.Non-Piracy of Customers.
(i)Employee agrees that for a period of eighteen (18) months after Employee’s employment ceases for any reason, Employee will not, directly or indirectly, solicit, or divert from the Bank Entities, or transact business with any “Customer” of the Bank Entities (x) with whom Employee had “Material Contact” during the last twelve (12) months of Employee’s employment or (y) about whom Employee obtained non-public information while acting within the scope of Employee’s employment during the last twelve (12) months of employment, if the purpose of such solicitation, diversion, or transaction is to provide products or services that are the same as or substantially similar to, and competitive with, those offered by the Bank Entities at the time Employee’s employment ceases. “Material Contact” means that Employee personally communicated with the Customer, either orally or in writing, for the purpose of providing, offering to provide or assisting in providing products or services of the Bank Entities. “Customer” means any person or entity with whom the Bank Entities had a depository or other contractual relationship, pursuant to which the Bank Entities provided products or services during the last twelve (12) months of Employee’s employment.
(ii)Employee agrees that for a period of eighteen (18) months after Employee’s employment ceases for any reason, Employee will not, directly or indirectly, solicit, or divert from the Bank Entities, or transact business with any “Borrower or Borrower Group” that was listed among the fifty (50) most significant relationships of the Bank, as determined by total borrower exposure (or such other term as used by the Bank in its credit policy to define the total direct or indirect indebtedness of the borrower or borrower group to the Bank), and whose identities are set forth in the monthly report prepared and issued by the Bank’s credit administration department for the month ending immediately prior to the month in which Employee’s employment ceases, if the purpose of such solicitation, diversion, or transaction is to provide products or services that are the same as or substantially similar to, and competitive with, those offered by the Bank Entities at the time Employee’s employment ceases.
6.Non-Solicitation of Employees. Employee agrees that for a period of eighteen (18) months after Employee’s employment ceases, for any reason, Employee will not, directly or indirectly, hire, assist others in hiring, or solicit for hire any person, or induce or encourage any person to terminate employment with the Bank Entities, if such person was known by Employee to have been an employee of the Bank Entities at any time during the last six (6) months of Employee’s employment and the purpose of such hire, solicitation, or inducement is to compete with the Bank Entities; provided, however, that nothing herein prohibits Employee from issuing general solicitations in any medium not specifically directed at employees of the Bank Entities.
7.Return of Bank Materials and Property. Employee understands and agrees that immediately upon Employee’s separation from employment, Employee will return to the Bank all files, electronic data of any type or medium and however stored, customer information, memoranda, records, credit cards, facility access cards, safe deposit box, facility and other keys, “tokens,” manuals, computer equipment, computer software, pagers, cellular phones, facsimile machines, vehicles, passwords, and any other equipment and other documents, and all other physical or personal property that Employee received from the Bank Entities or that Employee used in the course of Employee’s employment with the Bank Entities and that are the property of the Bank Entities. Employee further agrees that Employee will provide immediately upon request all information used by the Bank Entities to access any database or other electronically stored information, including any and all passwords.
8.Severability of Provisions/Claims Do Not Excuse Performance. Each of the restrictive covenants of Employee contained in this Agreement, and each of their sub-parts, shall be construed as an agreement independent of any other provision. Employee agrees that the invalidity or unenforceability of any one provision or provisions of this Agreement or any of their sub-parts shall not affect or diminish the validity or enforceability of any other provision of this Agreement, and that absent modification, as set forth in Section 18 below, such invalid or unenforceable provision or any of its sub-parts shall be severed from the Agreement and all other provisions of this Agreement shall remain in full force and effect. The existence of any claim or cause of action of or by Employee against the Bank Entities shall not constitute a defense to the enforcement by the Bank of any of the covenants contained herein.
9.Breach of Covenants. Employee hereby acknowledges that Employee’s covenants contained in this Agreement are reasonable in time, scope and geography, are no broader than necessary to protect the legitimate interests of the Bank and are necessary for the protection of the Bank’s business. Employee further acknowledges that a breach of any of Employee’s covenants in this Agreement would cause irreparable damage to the Bank. Employee agrees that the restrictive covenants contained in this Agreement may be specifically enforced through injunctive relief, both temporary and permanent, by filing an action in a court of competent jurisdiction, as required by the venue provisions below. However, the right to injunctive relief shall not preclude the Bank from obtaining any other legal remedy available to it, including monetary damages. To that end, if Employee breaches any provisions of Sections 1, 4, 5, or 6 of this Agreement, Employee shall not be entitled to (x) if a breach of Section 4, 5 or 6 occurs within the forty-two (42) months following the Effective Date, a portion of the Merger Payment limited to $900,000, or (y) any payments under Article 8 of the Employment Agreement (other than the Accrued Obligations and Other Benefits) and any such payments (whether in cash or stock) described in (x) and (y) above that have already been made must be repaid immediately upon demand. If any action at law or in equity is brought regarding the provisions of this Agreement and the Bank prevails in such action, the Bank shall be entitled to reasonable attorneys’ fees, costs, and expenses which shall be in addition to any other relief to which the Bank might be entitled.
10.Effective Date. This Agreement shall become effective upon the consummation of the Merger, subject to Employee’s continued employment with LNKB until such time. In the event that the Merger Agreement is terminated pursuant to its terms, this Agreement will expire and shall have no further force and effect.
11.Entire Agreement/Waiver. This Agreement sets forth the entire and exclusive agreement, both orally and in writing, between the Parties with respect to the subject matter hereof; provided, however, that nothing herein supersedes, replaces, or affects the application of and Employee’s obligations under any of the written policies of the Bank Entities, and any provisions of any codes of conduct of the Bank or an affiliate applicable to or signed by Employee, which the Parties expressly agree are not subject to the merger doctrine and shall all remain in full force and effect in accordance with their terms. Together with the Employment Agreement, this Agreement replaces and supersedes the Prior Agreement in its entirety. Any waiver by the Bank of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.
12.Survival. Employee’s obligations under this Agreement shall survive Employee’s separation from employment regardless of the manner of such separation from employment, and shall be binding upon Employee’s heirs, successors, and assigns, as well as any companies, corporations, partnerships, or other legal or corporate entities subsequently formed by, or on behalf of, Employee.
13.Assignment. The Bank shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, any such successors or assigns.
14.Choice of Law. This Agreement, the interpretation and enforcement thereof and all claims arising out of or relating to this Agreement or the transactions contemplated by this Agreement, whether sounding in tort, contract or otherwise, shall be governed solely and exclusively by, and construed in accordance with, the laws and judicial decisions of the Commonwealth of Virginia without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws and judicial decisions of any jurisdiction other than the Commonwealth of Virginia.
15.Forum Selection. All actions and proceedings arising out of or relating to this Agreement, or the transactions contemplated by this Agreement, shall be heard and determined solely and exclusively in the Circuit Court for the City of Alexandria in the Commonwealth of Virginia or the Alexandria Division of the United States District Court for the Eastern District of Virginia, chosen at the option of the Bank Entities (or any of them) and to which Employee waives all objections. Employee consents to personal jurisdiction in Virginia.
16.Waiver of Jury Trial. Each Party hereby waives its or their right to a jury trial of any and all claims or cause of actions based upon or arising out of this Agreement or the transactions contemplated by this Agreement.  Each Party hereby acknowledges and agrees that the waiver contained in this Section 16 is made knowingly and voluntarily.
17.Notices. All written notices required by this Agreement shall be deemed given when delivered personally or sent by registered or certified mail, return receipt requested, to the Parties at their addresses existing at the time of the notices. Each Party may, from time to time, designate a different address to which notices should be sent.
18.Amendment. Upon any finding by a court or other adjudicative body that any provision in this Agreement is unenforceable and that the law applied to this Agreement permits modification, the Parties agree that the court or other adjudicative body may modify the provision to the minimum extent necessary to render the provision enforceable and that the Agreement shall be enforced within such jurisdiction as so modified. This Agreement may not otherwise be varied, altered, modified or in any way amended except by an instrument in writing executed by the Parties or their legal representatives.
19.No Construction Against Either Party. This Agreement is the product of informed negotiations between Employee and the Bank. If any part of this Agreement is deemed to be unclear or ambiguous, it shall be construed as if it were drafted jointly by all Parties. Employee on the one hand, and the Bank on the other hand, agree that neither Party was in a superior bargaining position regarding the substantive terms of this Agreement.
20.Title. The titles and sub-headings of each Section and Sub-Section in the Agreement are for convenience only and should not be considered part of the Agreement to aid in interpretation or construction.
21.Counterparts/Facsimile. This Agreement may be executed and delivered in multiple counterparts (including by Docusign or a similarly accredited secure signature service or other electronic transmission or signature), each of which when so executed and delivered shall be deemed to be an original, and all of which together shall constitute one and the same instrument. Counterparts may be delivered by facsimile, e-mail (including .pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and shall be valid and effective for all purposes.
[Acknowledgement/signature page follows.]

    IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date written below.

EMPLOYEE

Signature: /s/ Carl Lundblad                    12/18/2025
Date
Printed Name: Carl Lundblad

BURKE & HERBERT BANK & TRUST COMPANY

By and for the Bank:

Signature: /s/ Danyl Freeman                    12/18/2025
Date
Name: Danyl Freeman

Title: Executive Vice President and Chief Human Resources Officer